SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     -------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 9, 2005



                                  EXPEDIA, INC.
               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                333-124303-01                  20-2705720

(State or Other Jurisdiction   (Commission File Number)          (IRS Employer
  of Incorporation)                                       Identification Number)

             3150 139TH AVENUE SE                                 98005
             BELLEVUE, WASHINGTON
   (Address of Principal Executive Offices)                     (Zip Code)


       Registrant's telephone number, including area code:        (425) 679-7200


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule
    14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01.     ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS.

         SPIN-OFF AGREEMENTS

               On December 21, 2004, IAC/InterActiveCorp ("IAC") announced its plan to separate into two independent public companies. We refer to this transaction as the "Spin-Off" and the new company that holds the travel and travel-related businesses of IAC as "Expedia, Inc." Expedia, Inc. ("Expedia" or the "Company") consists of the travel and travel-related businesses, subsidiaries and investments formerly owned by IAC (other than Interval International and TV Travel Shop) and TripAdvisor, Inc. On August 9, 2005, IAC completed the Spin-Off. In connection with the Spin-Off, IAC and Expedia entered into the following agreements (collectively, the "Spin-Off Agreements"):

o a Separation Agreement that sets forth the arrangements between IAC and Expedia with respect to the principal corporate transactions necessary to complete the Spin-Off, and a number of other principles governing the relationship between IAC and Expedia following the Spin-Off.

o a Tax Sharing Agreement that will govern the respective rights, responsibilities and obligations of IAC and Expedia after the Spin-Off with respect to tax liabilities and benefits, tax attributes, tax contests and other matters regarding income taxes, other taxes and related tax returns.

o an Employee Matters Agreement that will govern a wide range of compensation and benefit issues, including the allocation between IAC and Expedia of responsibility for the employment and benefits obligations and liabilities of each company's current and former employees (and their dependents and beneficiaries).

o a Transition Services Agreement that will govern the provision of transition services from IAC to Expedia.

               The section of Expedia's Registration Statement on Form S-4, as amended (File No. 333-124303-01) (the "Registration Statement") entitled "Relationship Between IAC and Expedia after the Spin-Off" beginning on page 50 of the Registration Statement, which sets forth descriptions of each of the agreements listed above, is incorporated herein by reference.

         GOVERNANCE AGREEMENT

               On August 9, 2005, in connection with the Spin-Off, Expedia entered into a Governance Agreement (the "Governance Agreement") with Liberty Media Corporation ("Liberty") and Barry Diller, the Chairman and Senior Executive of Expedia.

               Representation of Liberty On the Expedia Board of Directors

               Under the terms of the Governance Agreement:

o Liberty has the right to nominate up to two directors of Expedia so long as Liberty beneficially owns at least 33,651,963 equity securities of Expedia
     (so long as Liberty's ownership percentage is at least equal to 15% of the total equity securities of Expedia);

o Liberty has the right to nominate one director of Expedia so long as Liberty beneficially owns at least 22,434,642 equity securities of Expedia (so long as Liberty owns at least 5% of the total equity securities of Expedia); and

o Expedia will use its reasonable best efforts to cause one of Liberty's designees to be a member of a committee of the board of directors of Expedia and, to the extent the person designated by Liberty would qualify as a member of the compensation committee of the board of directors of Expedia under applicable tax and securities laws and regulations, Expedia will seek to have that person appointed to the compensation committee of Expedia.

               Pursuant to the terms of the Governance Agreement, Expedia will cause each director that Liberty nominates to be included in the slate of nominees recommended by the Board of Directors of Expedia to the stockholders of Expedia for election as directors at each annual meeting of the stockholders of Expedia and will use all reasonable efforts to cause the election of each such director including soliciting proxies in favor of the election of such persons. Liberty has the right to designate a replacement director to the board of Expedia in order to fill any vacancy of a director previously designated by Liberty.

               Contingent Matters

               The Governance Agreement lists certain actions that require the prior consent of Liberty and Mr. Diller before Expedia can take any such action. For so long as:

o in the case of Liberty, Liberty owns at least 29,912,856 equity securities and at least 5% of the total equity securities of Expedia (the "Liberty Condition"); and

o in the case of Mr. Diller, he owns at least 5,000,000 common shares (including options to purchase common shares, whether or not then exercisable), continues to serve as chief executive officer at Expedia and has not become disabled (the "Diller Condition," and together with the Liberty Condition, the "Consent Conditions"), Expedia has agreed that, without the prior approval of Liberty and/or Mr. Diller, as applicable, it will not engage in any transaction that would result in Liberty or Mr. Diller having to divest any part of their interests in Expedia or any other material assets, or that would render any such ownership illegal or would subject Mr. Diller or Liberty to any fines, penalties or material additional restrictions or limitations.

               In addition, for so long as the Consent Conditions apply, if Expedia's "total debt ratio" (as defined in the Governance Agreement ) equals or exceeds 4:1 over a twelve-month period, Expedia may not take any of the following actions without the prior approval of Liberty and/or Mr. Diller:

o acquire or dispose of any assets, issue any debt or equity securities, repurchase any debt or equity securities, or incur indebtedness, if the aggregate value of such transaction or transactions (alone or in combination) during any six month period equals 10% or more of

     Expedia's market capitalization;

o voluntarily commence any liquidation, dissolution or winding up of Expedia or any material subsidiary of Expedia;

o make any material amendments to the certificate of incorporation or bylaws of Expedia;

o engage in any line of business other than online and offline travel services and products and related businesses, or other businesses engaged in by Expedia as of the date of determination;

o adopt any stockholder rights plan that would adversely affect Liberty or Mr. Diller, as applicable; or

o    grant additional consent rights to a stockholder of Expedia.

               Preemptive Rights

               In the event that Expedia issues or proposes to issue any shares of common stock or Class B common stock (with certain limited exceptions) including shares issued upon exercise, conversion or exchange of options, warrants and convertible securities, Liberty will have preemptive rights that entitle it to purchase a number of common shares so that Liberty will maintain the identical ownership interest in Expedia that Liberty had immediately prior to such issuance or proposed issuance (subject to a cap). Any purchase by Liberty will be allocated between common stock and Class B common stock in the same proportion as the issuance or issuances giving rise to the preemptive right, except to the extent that Liberty opts to acquire shares of common stock in lieu of shares of Class B common stock.

               Registration Rights

               Liberty and Mr. Diller are entitled to customary, transferable registration rights with respect to common stock owned by them. Liberty is entitled to four demand registration rights and Mr. Diller is entitled to three demand registration rights. Expedia will pay the costs associated with such registrations (other than underwriting discounts, fees and commissions). Expedia will not be required to register shares of its common stock if a stockholder could sell the shares in the quantities proposed to be sold at such time in one transaction under Rule 144 of the Securities Act or under another comparable exemption from registration.

               Termination

               Generally, the Governance Agreement will terminate:

o with respect to Liberty, at such time that Liberty beneficially owns equity securities representing less than 5% of the total equity securities of Expedia; and

o with respect to Mr. Diller, at the later of (1) the date Mr. Diller ceases to be the chief executive officer of Expedia or becomes disabled and (2) the date Mr. Diller no longer holds a proxy to vote the shares of Liberty.

         RELATIONSHIP BETWEEN IAC, MR. DILLER AND LIBERTY

               Mr. Diller is the Chairman and Senior Executive of Expedia. Mr. Diller and Liberty are parties to a Stockholders Agreement, dated as of August 9, 2005 (the "Stockholders Agreement"). Among other arrangements, under the terms of the Stockholders Agreement, Liberty grants to Mr. Diller an irrevocable proxy with respect to all Expedia securities beneficially owned by Liberty until such proxy terminates in accordance with the terms of the Stockholders Agreement. As a result of the arrangements contemplated by the Stockholders Agreement, Mr. Diller controls approximately 53% of the combined voting power of Expedia capital stock and can effectively control the outcome of all matters submitted to a vote or for the consent of Expedia's stockholders (other than with respect to the election by the holders of Expedia's common stock of 25% of the members of Expedia's Board of Directors and matters to which Delaware law requires a separate class vote). Expedia is subject to the Marketplace Rules of The Nasdaq Stock Market, Inc. (the "Marketplace Rules"). The Marketplace Rules exempt "Controlled Companies," or companies of which more than 50% of the voting power is held by an individual, group or another company, from certain requirements. Based on the arrangements described above, Expedia is relying on the exemption for Controlled Companies from all applicable Nasdaq requirements.

         EMPLOYMENT AGREEMENT

               On August 12, 2005, the Company entered into an Employment Agreement with Mark S. Gunning, its Chief Financial Officer. The terms of the Employment Agreement provide that Mr. Gunning will receive an annual base salary of $325,000 per year and will be eligible to receive annual discretionary bonuses, with a target bonus of 50% of his annual base salary. Subject to the approval of the Expedia Compensation Committee, Mr. Gunning will be granted restricted stock units representing shares of common stock of Expedia valued at $500,000 pursuant to the Expedia, Inc. 2005 Stock and Annual Incentive Plan. Upon a change of control of Expedia, 100% of Mr. Gunning's restricted stock units will vest immediately. The term of the Employment Agreement is two years. If (1) the Company terminates Mr. Gunning's employment prior to the expiration of the term for any reason other than Mr. Gunning's death or disability or for cause or (2) Mr. Gunning terminates his employment for good reason, then the Company will continue to pay Mr. Gunning's annual base salary for the greater of twelve months and the end of the term, subject to a mitigation obligation by Mr. Gunning.

               A copy of the Employment Agreement is included as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

         WARRANT AGREEMENTS

               On August 9, 2005, Expedia entered into Warrant Agreements in respect of its publicly listed warrant securities (traded on the Nasdaq National Market under the ticker symbols EXPEW and EXPEZ, respectively) with Bank of New York and Mellon Investor Services LLC.

               EXPEW Warrants

               EXPEW Warrants have been issued under a warrant agreement between Expedia and The Bank of New York, as warrant agent. Each EXPEW Warrant entitles its holder to purchase one half of one share of Expedia common stock at an exercise price equal to $15.61 per warrant. The exercise price must be paid in cash. Each EXPEW Warrant may be exercised on any business day on or prior to February 4, 2009. Any EXPEW Warrant not exercised before that date will become void, and all rights of the holder of the EXPEW Warrant will cease. Holders of EXPEW Warrants will not be entitled, by virtue of being such holders, to any rights of holders of Expedia common stock until they exercise their warrants. The EXPEW Warrants are not subject to redemption.

               The number of shares of Expedia common stock issuable upon exercise of the EXPEW Warrants and the exercise price of the EXPEW Warrants will be subject to adjustment from time to time upon the occurrence of any of the following events: any stock split; any stock consolidation, combination or subdivision; any stock dividend or other distribution; and any repurchase, reclassification, recapitalization or reorganization and certain distributions of rights, warrants or evidences of indebtedness or assets.

               Expedia will not issue fractional shares of Expedia common stock upon exercise of an EXPEW Warrant. Instead of issuing a fractional share of Expedia common stock which would otherwise be deliverable upon the exercise of an EXPEW Warrant, Expedia will pay the holder of such EXPEW Warrant an amount in cash based on the closing price of Expedia common stock as of the exercise date of the EXPEW Warrant.

               Expedia will keep in reserve at all times before the expiration date of the EXPEW Warrants sufficient authorized but unissued shares of Expedia common stock for issuance in the event of exercises by the holders of EXPEW Warrants. In addition, the EXPEW Warrants and any shares of Expedia common stock issued upon exercise of the EXPEW Warrants have been registered under the Securities Act of 1933, as amended.

               Stockholder EXPEZ Warrants

               Certain EXPEZ Warrants (the "Stockholder EXPEZ Warrants") have been issued under a stockholder equity warrant agreement between Expedia and Mellon Investor Services LLC, as warrant agent.

               Each Stockholder EXPEZ Warrant entitles its holder to purchase
0.969375 shares of Expedia common stock at an exercise price equal to $11.56 per warrant. The exercise price must be paid in cash. Each Stockholder EXPEZ Warrant may be exercised on any business day on or prior to February 4, 2009. Any Stockholder EXPEZ Warrant not exercised before that date will become void, and all rights of the holder of the Stockholder EXPEZ Warrant will cease. Holders of Stockholder EXPEZ Warrants will not be entitled, by virtue of being such holders, to any rights of holders of Expedia common stock until they exercise their warrants. The Stockholder EXPEZ Warrants are not subject to redemption.

               The number of shares of Expedia common stock issuable upon exercise of the Stockholder EXPEZ Warrants and the exercise price of the Stockholder EXPEZ Warrants will be subject to adjustment from time to time upon the occurrence of any of the following events: any stock split; any stock consolidation, combination or subdivision; any stock dividend or other distribution; and any repurchase, reclassification, recapitalization or reorganization; and certain distributions of rights, warrants or evidences of indebtedness or assets.

               Expedia will not issue fractional shares of Expedia common stock upon exercise of a Stockholder EXPEZ Warrant. Instead of issuing a fractional share of Expedia common stock which would otherwise be deliverable upon the exercise of a Stockholder EXPEZ Warrant, Expedia will pay the holder of such Stockholder EXPEZ Warrant an amount in cash based on the closing price of Expedia common stock as of the exercise date of the Stockholder EXPEZ Warrant.

               Expedia will keep in reserve at all times before the expiration date of the Stockholder EXPEZ Warrants sufficient authorized but unissued shares of Expedia common stock for issuance in the event of exercises by the holders of Stockholder EXPEZ Warrants. In addition, the Stockholder EXPEZ Warrants and any shares of Expedia common stock issued upon exercise of the Stockholder EXPEZ Warrants have been registered under the Securities Act of 1933, as amended.

               Employee EXPEZ Warrants

               Certain EXPEZ Warrants (the "Employee EXPEZ Warrants") have been issued under an optionholder equity warrant agreement between Expedia and Mellon Investor Services LLC, as warrant agent. Except with respect to vesting (including transferability prior to vesting), as described below, and applicable withholding taxes, the Employee EXPEZ Warrants are identical in all material respects to the Stockholder EXPEZ Warrants described above.

               The Employee EXPEZ Warrants will be subject to the same vesting schedule as the stock options in respect of which such Employee EXPEZ Warrants were issued. The Employee EXPEZ Warrants will be forfeited and will never become exercisable or transferable if a stock option related to the Employee EXPEZ Warrant never vests. The Employee EXPEZ Warrants will not be subject to redemption.

               Expedia will keep in reserve at all times before the expiration date of the Employee EXPEZ Warrants sufficient authorized but unissued shares of Expedia common stock for issuance in the event of exercises by the holders of vested Employee EXPEZ Warrants. In addition, the Employee EXPEZ Warrants and any shares of Expedia common stock issued upon exercise of the Employee EXPEZ Warrants have been registered under the Securities Act of 1933, as amended.

         EXPEDIA, INC. 2005 STOCK AND ANNUAL INCENTIVE PLAN

               On August 8, 2005, IAC approved the Expedia, Inc. 2005 Stock and Annual Incentive Plan (the "2005 Incentive Plan"), which became effective on August 9, 2005, in its capacity (at such time) as sole stockholder of Expedia. A summary of certain important features of the 2005 Incentive Plan can be found in the Registration Statement. The section of the Registration Statement entitled "Expedia, Inc. 2005 Stock and Annual Incentive Plan" beginning on page 119 of the Registration Statement is incorporated herein by reference. The foregoing description of the 2005 Incentive Plan is qualified in its entirety by reference to the copy of the plan that was filed as
Exhibit 4.6 of Expedia's Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement, which is incorporated herein by reference.

               In connection with the Spin-Off, non-employee members of Expedia's Board of Directors, including A. George "Skip" Battle, Jonathan L. Dolgen, Peter M. Kern and David Goldhill were each awarded 7,500 restricted stock units.

         EMPLOYMENT SEPARATION AGREEMENT

               On August 12, 2005, the Company entered into a Separation Agreement with Chris Bellairs, its former Chief Financial Officer. The terms of the Separation Agreement provide that the Company will continue to pay Mr. Bellairs his former annual base salary of $275,000 and pay for his COBRA health insurance coverage for a period of twelve months; provided, that such payments will be offset by any amount earned by Mr. Bellairs from another employer. On or around the date on which the Company next pays bonuses to its employees generally (currently anticipated to be in February 2006), the Company will pay Mr. Bellairs $104,192, representing a pro-rated portion of his target 2005 bonus. In addition, Mr. Bellairs was granted accelerated vesting of 8,078 restricted stock units on August 12, 2005, which represents the restricted stock units that would have vested in the one-year period following his date of termination of employment. A copy of the Separation Agreement is included as
Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

         EXPEDIA, INC. DIRECTOR DEFERRED COMPENSATION PLAN

               On August 8, 2005, IAC approved the Expedia, Inc. Deferred Compensation Plan for Non-Employee Directors (the "Director Deferred Compensation Plan") in its capacity (at such time) as sole stockholder of Expedia. Effective August 9, 2005, each director of Expedia who is not an employee of Expedia or any of its businesses may defer all or a portion of their annual retainer and meeting fees. Eligible directors who defer their directors' fees can elect to have such deferred fees applied to the purchase of share units, representing the number of shares of Expedia common stock that could have been purchased on the relevant date, or credited to a cash fund. If any dividends are paid on Expedia common stock, dividend equivalents will be credited on the share units. The foregoing description of the Director Deferred Compensation Plan is qualified in its entirety by reference to the copy of the plan that was filed as Exhibit 10.6 to the Registration Statement and that is incorporated herein by reference.

ITEM 2.01.     COMPLETION OF ACQUISITION OF ASSETS.

         Item 1.01 of this Form 8-K is incorporated herein by reference.

ITEM 5.01      CHANGE IN CONTROL OF THE REGISTRANT.

               The section of this Form 8-K under Item 1.01 entitled "Relationship Between IAC, Mr. Diller and Liberty" is incorporated herein by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

               Item 1.01 of this Form 8-K is incorporated herein by reference. On August 9, 2005, and in connection with the Spin-Off, Messrs. Thomas J. McInerney and Gregory R. Blatt (both of whom are employees of IAC) resigned as members of Expedia's Board of Directors. On August 9, 2005, immediately preceding the completion of the Spin-Off, the following persons were elected as members of Expedia's Board of Directors: Barry Diller, Dara Khosrowshahi, Victor
A. Kaufman, A. George "Skip" Battle, Robert R. Bennett, Jonathan Dolgen, David Goldhill, Peter Kern and John C. Malone. The section of the Registration Statement entitled "Information about Expedia after the Spin-Off - Expedia Management - Expedia Board of Directors and Executive Officers" beginning on page 110 of the Registration Statement is incorporated herein by reference. The section of the Registration Statement entitled "Relationship Between IAC and Expedia after the Spin-Off - Commercial Arrangements" beginning on page 50 of the Registration Statement is incorporated herein by reference.

               Item 5.02 of this Form 8-K is qualified in its entirety by reference to the "Summary of Expedia, Inc. Non-Employee Director Compensation Arrangements" that was filed as Exhibit 10.7 to the Registration Statement and is incorporated herein by reference.

ITEM 5.03.     AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS.

               Prior to the completion of the Spin-Off, IAC was the sole stockholder of Expedia. In connection with the Spin-Off, Expedia amended and restated its Certificate of Incorporation (effective August 8, 2005) and amended and restated its Bylaws (effective August 9, 2005), including the adoption of the Certificate of Designations for Series A Cumulative Convertible Preferred Stock of Expedia (effective August 9, 2005).

               The following is a description of the material terms of Expedia capital stock. The following description is not meant to be complete and is qualified by reference to Expedia's Amended and Restated Certificate of Incorporation, Certificate of Designations for Series A Cumulative Convertible Preferred Stock, and Amended and Restated Bylaws, which are filed as Exhibits 3.1, 3.2 and 3.3, respectively, to this Form 8-K and are incorporated herein by reference.

         EXPEDIA COMMON STOCK

               In general, the holders of Expedia common stock will vote together as a single class with the holders of Expedia Class B common stock and Expedia Series A preferred stock on all matters, including the election of directors; provided, however, that the holders of Expedia common stock, acting as a single class, are entitled to elect twenty-five percent (25%) of the total number of directors, rounded up to the next whole number in the event of a fraction. Each outstanding share of Expedia common stock entitles the holder to one vote when voting separately as a class, and one vote when voting together as a single group with the holders of Expedia Class B common stock and Expedia Series A preferred stock. The Expedia Amended and Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of Expedia preferred stock created by the Expedia Board of Directors from time to time, the holders of Expedia common stock will be entitled, share for share with the holders of the Expedia Class B common stock, to such dividends as may be declared from time to time by the Expedia Board of Directors from funds legally available for the payment of dividends, and, upon liquidation, dissolution or winding up, will be entitled to receive pro rata, share for share with the holders of the Expedia Class B common stock, all assets available for distribution after payment of a proper amount to the holders of any series of preferred stock that may be issued in the future.

         EXPEDIA CLASS B COMMON STOCK

               In general, the holders of Class B common stock will vote together as a single class with the holders of Expedia common stock and Expedia Series A preferred stock on all matters, including the election of directors. The holders of Expedia Class B common stock are entitled to one vote when voting separately as a class, and ten votes when voting together as a single group with the holders of Expedia common stock and Expedia Series A preferred stock. The Expedia Amended and Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of Expedia preferred stock created by the Expedia Board of Directors from time to time, the holders of Expedia Class B common stock are entitled, share for share with the holders of the Expedia common stock, to such dividends as may be declared from time to time by the Expedia Board of Directors from funds legally available for the payment of dividends, and, upon liquidation, dissolution or winding up, are entitled to receive pro rata, share for share with the holders of the Expedia common stock, all assets available for distribution after payment of a proper amount to the holders of any series of preferred stock that may be issued in the future.

         EXPEDIA PREFERRED STOCK

               Expedia's Board of Directors has the authority to designate, by resolution, the powers, preferences, rights and qualifications, limitations and restrictions of the preferred stock without any further vote or action by the stockholders. Any shares of preferred stock so issued would have priority over shares of Expedia common stock and shares of Expedia Class B common stock with respect to dividend or liquidation rights or both.

               Expedia has outstanding approximately 850 shares of Expedia preferred stock, par value $0.001 per share, "Series A Cumulative Convertible Preferred Stock," each having a $22.23 face value and a maturity date of 2022. Each share of Expedia Series A preferred stock is convertible, at the option of the holder at any time, into that number of shares of Expedia common stock equal to the quotient obtained by dividing $22.23 by the conversion price per share of Expedia common stock. The conversion price is initially equal to $30.01 per share of Expedia common stock and is subject to downward adjustment if the price of Expedia common stock exceeds $31.22 at the time of conversion pursuant to a formula set forth in the certificate of designation for the Expedia Series A preferred stock. Shares of Expedia Series A preferred stock may be put to Expedia on the fifth, seventh, tenth and fifteenth anniversary of February 4, 2002 for cash or stock at Expedia's option. Expedia also has the right to redeem the shares of Expedia Series A preferred stock for cash or stock commencing on the tenth anniversary of February 4, 2002. In the event of a voluntary or involuntary liquidation, dissolution or winding-up of Expedia, holders of Expedia Series A preferred stock will be entitled to receive, in preference to any holder of Expedia common stock or Expedia Class B common stock, an amount per share equal to all accrued and unpaid dividends plus the greater of (a) face value, or (b) the liquidating distribution that would be received had such holder converted the Expedia Series A preferred stock into Expedia common stock immediately prior to the liquidation, dissolution or winding-up of Expedia.

         EFFECT OF DELAWARE ANTI-TAKEOVER STATUTE

               Expedia is subject to Section 203 of the Delaware General Corporation Law ("DCGL"), which regulates corporate acquisitions. Section 203 generally prevents corporations from engaging in a business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless that business combination has been approved in one of a number of specific ways. For purposes of Section 203, a "business combination" includes, among other things, a merger or consolidation involving Expedia and the interested stockholder and a sale of more than 10% of Expedia's assets. In general, the anti-takeover law defines an "interested stockholder" as any entity or person beneficially owning 15% or more of a company's outstanding voting stock and any entity or person affiliated with or controlling or controlled by that entity or person. A Delaware corporation may "opt out" of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by holders of at least a majority of a corporation's outstanding voting shares. Expedia has not "opted out" of the provisions of Section 203.

         ACTION BY WRITTEN CONSENT

               Under the DGCL, unless a company's certificate of incorporation expressly prohibits action by the written consent of stockholders, any action required or permitted to be taken by its stockholders at a duly called annual or special meeting may be taken by a consent in writing executed by stockholders possessing the requisite votes for the action to be taken. Expedia's Amended and Restated Certificate of Incorporation does not expressly prohibit action by the written consent of stockholders. As a result, Mr. Diller, who currently controls a majority of the outstanding total voting power of Expedia, will be able to take any action to be taken by stockholders without the necessity of holding a stockholders meeting (other than with respect to the election by the holders of shares of Expedia common stock of 25% of the members of Expedia's Board of Directors and certain matters as to which a separate class vote of the holders of shares of Expedia common stock or Expedia Series A preferred stock is required).

         REMOVAL OF DIRECTORS

               Expedia's Amended and Restated Bylaws provide that a director may be removed either with or without cause, by the affirmative vote of a majority of the voting power of shares then entitled to vote of the class or classes that elected such director.

         FILLING VACANCIES OF THE BOARD OF DIRECTORS

               Expedia's Amended and Restated Bylaws permit holders of a majority of the voting power of outstanding shares entitled to vote on a particular directorship to fill vacancies with respect to that directorship.

         CALLING OF SPECIAL MEETINGS OF STOCKHOLDERS

               Expedia's Amended and Restated Bylaws provide that a special meeting of stockholders may be called by Expedia's Chairman of the Board of Directors or by a majority of Expedia's Board of Directors.

         REMOVAL OF CHAIRMAN

               Expedia's Amended and Restated Certificate of Incorporation provides that the Chairman of the Board of Directors may only be removed without cause by the affirmative vote of at least 80% of the entire Board of Directors. In addition, the Expedia Amended and Restated Certificate of Incorporation requires a supermajority (80%) vote of each of the Board of Directors and the voting power of the stockholders voting as a single class to amend or repeal the foregoing provision.

         CORPORATE OPPORTUNITY

               The Expedia Amended and Restated Certificate of Incorporation generally provides that no officer or director of Expedia who is also an officer or director of IAC will be liable to Expedia or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to IAC instead of Expedia, or does not communicate information regarding a corporate opportunity to Expedia that the officer or director has directed to IAC.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

               Item 1.01 of this Form 8-K is incorporated herein by reference. Financial statements required by Item 9.01 relating to the Spin-Off will be filed by later amendment to this Form 8-K, as permitted under Item 9.01(a)(4) of Form 8-K.

               The Exhibit Index filed herewith is incorporated herein by reference.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  EXPEDIA, INC.

Date:  August 15, 2005                            By:  /s/ KEENAN M. CONDER
                                                  ------------------------------
                                                  Name: Keenan M. Conder
                                                  Title: Senior Vice President
                                                         and General Counsel

                                  EXHIBIT INDEX

EXHIBIT NO.   DESCRIPTION

3.1           Amended and Restated Certificate of Incorporation of Expedia, Inc.

3.2           Series A Cumulative Convertible Preferred Stock Certificate of
              Designation

3.3           Amended and Restated Bylaws of Expedia, Inc.

10.1 Employment Agreement by and between Mark Gunning and Expedia, Inc., effective as of July 14, 2005

10.2 Separation Agreement by and between Chris Bellairs and Expedia, Inc., effective as of August 12, 2005

10.3 Expedia, Inc. Deferred Compensation Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.6 of Expedia, Inc.'s Registration Statement on Form S-4, as amended (File No. 333-124303-01), filed with the Securities and Exchange Commission on June 13, 2005)

10.4 Expedia, Inc. 2005 Stock and Annual Incentive Plan (incorporated by reference to Exhibit 4.6 of Expedia Registration Statement on Form S-4, filed with the Securities and Exchange Commission on August 8, 2005 (File No. 333-124303-01))

10.5 Summary of Expedia, Inc. Non-Employee Director Compensation Arrangements (incorporated by reference to Exhibit 10.7 of Expedia, Inc.'s Registration Statement on Form S-4, as amended (File No. 333-124303-01), filed with the Securities and Exchange Commission on June 13, 2005)